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                                                                    Exhibit 10.2



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                             SHAREHOLDERS AGREEMENT

                                       OF

                        MICROCELL TELECOMMUNICATIONS INC.




                                 BY AND BETWEEN


                        VOICESTREAM WIRELESS CORPORATION,
                            a Washington corporation,

                                       AND

                      TELESYSTEM ENTERPRISES (T.E.L.) LTD.,
                             a Canadian corporation



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                                    SHAREHOLDERS AGREEMENT


        This SHAREHOLDERS AGREEMENT OF MICROCELL TELECOMMUNICATIONS INC. is made as of February 11, 2000, by and between VoiceStream Wireless Corporation, a Washington corporation ("VoiceStream") and Telesystem Enterprises (T.E.L.) Ltd., a Canadian corporation ("Telesystem"; Telesystem and the Investor being referred to herein as the "Shareholders").

        WHEREAS, VoiceStream and Microcell Telecommunications Inc., a Canadian corporation (the "Company"), have entered into a Stock Subscription Agreement, dated as of February 11, 2000 (the "Subscription Agreement"), pursuant to which VoiceStream (or its designated Affiliate) has agreed to purchase from the Company, and the Company has agreed to issue and sell to VoiceStream (or its designated Affiliate), 9,590,000 of the Company's Class A Shares (the "Class A Shares"), all on the terms and subject to the conditions set forth in the Subscription Agreement. VoiceStream or its designated Affiliate that purchases the Class A Shares being hereinafter referred to as the "Investor."

        WHEREAS, Telesystem is directly or indirectly through Investissement T.E.L. Inc. the owner of 19,924,849 of the Company's Common Shares, which represent 60.7% of the outstanding Common Shares, and 30.8% of the outstanding shares of all classes of capital stock of the Company after giving effect to the issuance and sale of the foregoing Class A Shares to the Investor.

        WHEREAS, Telesystem is a party to a shareholders agreement, dated December 9, 1993, as amended, between all the holders of Common Shares of the Company (the "Common Shareholders Agreement").

        WHEREAS, prior to the Closing, pursuant to and as defined in the Subscription Agreement, the Investor shall execute an Undertaking to become a party to the Common Shareholders Agreement and to be bound by, and obtain the benefits of, its terms and conditions.

        WHEREAS, the Shareholders wish to set forth certain agreements concerning the exercise of their voting rights as shareholders of the Company, and certain other matters as provided herein.

        NOW, THEREFORE, in consideration of the mutual and dependent promises set forth herein, each Shareholder hereby agrees as follows:

1.      EFFECTIVE DATE OF AGREEMENT.

        This Agreement shall become effective upon the Closing, pursuant to and as defined in the Subscription Agreement. If a designated Affiliate of VoiceStream purchases the Class A Shares, such Affiliate shall at such Closing execute an agreement to be bound by the terms of this

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Agreement and, upon execution of such agreement, shall be the Investor hereunder for all purposes.

2.      DEFINITIONS.

        (a) Unless the context requires otherwise, capitalized terms used but not defined in this Agreement have the meanings given in the Subscription Agreement.

        (b) As used in this Agreement, the following terms have the respective meanings given below (applicable to both the singular and plural forms of such terms):

        "Acceptance" has the meaning given in Section 5(b)(ii).

        "Affiliate" has the meaning given in Section 5.2 of the Common Shareholders Agreement.

        "Agreement" means this Shareholders Agreement of Microcell Telecommunications Inc., as amended, modified, supplemented or restated from time to time in accordance with the terms hereof.

        "Arbitrators" has the meaning given in Section 12(j) hereof.

        "Bid" has the meaning given in Section 5(c)(i).

        "Bid Notice" has the meaning given in Section 5(c)(i).

        "Board" means the board of directors of the Company.

        "Business Day" means any day, other than a Saturday or Sunday, on which commercial banks are not required or authorized to close in the Province of Quebec and the State of Washington.

        "Change of Control" means with respect to the entity in question (i) the acquisition by any Person or 13D Group of direct or indirect beneficial ownership of shares representing 50% or more of the outstanding voting power in the entity, (ii) any merger, amalgamation, consolidation or business combination involving the entity resulting in the acquisition by any Person or 13D group of direct or indirect beneficial ownership of shares representing 50% or more of the outstanding voting power in the entity, (iii) a sale of all or substantially all of the assets of the entity or (iv) a recapitalization, restructuring, liquidation, dissolution or similar extraordinary transaction relating to the entity resulting in the acquisition by any Person or 13D group of direct or indirect beneficial ownership of shares representing 50% or more of the outstanding voting power in the entity.

        "Class A Shares" has the meaning given in the preamble hereto.

        "Common Shares" means the Company's Common Shares.



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        "Common Shareholders Agreement" shall have the meaning set forth in the preamble hereof.

        "Communications Act" shall mean the Telecommunications Act (Canada), the Canadian Radio-television and Telecommunications Commission Act (Canada) and the Radiocommunications Act (Canada) (together with the rules, regulations, orders, policies and decisions thereunder).

        "Company" shall have the meaning set forth in the preamble hereof.

        "Dispute" has the meaning given in Section 12(j).

        "Investor" shall have the meaning set forth in the preamble hereof.

        "Lien" means any pledge, mortgage, assignment by way of security, or other lien or encumbrance of any nature.

        "Offer" has the meaning given in Section 5(a)(i).

        "Offer Period" has the meaning given in Section 5(b)(ii).

        "Percentage Ownership" means as to Telesystem, the percentage determined by dividing the aggregate number of Common Shares owned by Telesystem at the time of determination by the total number of outstanding Common Shares at the time of determination.

        "Person" means an individual, partnership, joint-stock company, corporation, trust or unincorporated organization, limited liability company, or a government or agency or political subdivision thereof or any other entity.

        "Public Sale" means a sale of Shares over The Toronto Stock Exchange or NASDAQ.

        "Regulatory Approvals" has the meaning given in Section 5(b)(iv).

        "Sale" has the meaning given in Section 5(b)(i).

        "Sale Closing Period" has the meaning given in Section 5(b)(iv).

        "Sales Notice" has the meaning given in Section 5(b)(i).

        "Sales Price" has the meaning given in Section 5(b)(i).

        "Seller" has the meaning given in Section 5(a)(i).

        "Shareholder" means, initially, the Investor and Telesystem, and shall include any other shareholder of the Company who becomes entitled to the rights and subject to the obligations of the Investor or Telesystem hereunder. Unless otherwise specified herein or unless the context



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requires otherwise, references to any "Shareholder" shall be deemed to include all Affiliates of such Shareholder holding any Shares.

        "Shares" means any equity interest in the Company, whether Common Shares, Class A Shares, Class B Shares, Preferred Shares, or the shares into which such shares are converted.

        "Subsidiary" means, as to any Person, another Person which is an entity as to which such Person owns more than 50% of the outstanding voting power.

        "Subscription Agreement" has the meaning given in the preamble hereto.

        "Tag Along Rights" shall mean the rights described in Section 7.

        "Telesystem" means Telesystem Enterprises (T.E.L.) Ltd., a Canadian corporation, and, unless otherwise specified herein or unless the context requires otherwise, includes its successors and all Affiliates of Telesystem which hold Shares of the Company.

        "third party" means a Person who is not a party to this Agreement or an Affiliate of any party to this Agreement.

        "13D Group" means, irrespective of the applicability of United States securities laws, any group of persons formed for the purpose of acquiring, holding, voting or disposing of Shares which would be required under Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), and the rules and regulations promulgated thereunder, to file a statement on Schedule 13D or a
Schedule 13G with the United States Securities and Exchange Commission as a "person" within the meaning of Section 13(d)(3) of the Exchange Act if such group "beneficially owned" sufficient securities to require such a filing under the Exchange Act. When references herein are to a group under Section 13(d) and not to members of such group, such references shall be deemed to refer to actions of the group acting as such group and not to the individual actions of any members of such group.

        "Threshold Percentage" has the meaning given in Section 7(a).

        "Transfer" means any sale, assignment, or other transfer or disposition of any interest (and includes an exchange of shares in a merger, consolidation or similar transaction), but does not include a transfer by way of pledge, hypothecation, or grant of a security interest.

        When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The use of a gender herein shall be deemed to include the neuter, masculine and feminine genders whenever necessary or appropriate. Whenever the word "herein," "hereunder" or "hereof" is used in this Agreement, it shall be deemed to refer to this Agreement and not to a particular Section of this Agreement unless expressly stated otherwise.

3.      ELECTION OF REPRESENTATIVES TO THE BOARD.



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        (a) At the Closing, Telesystem shall, and shall cause each of its
Affiliates to, use its best efforts to cause its nominees to the Board to vote for the appointment of two (2) directors designated by the Investor as provided in Section 5.01 of the Subscription Agreement.

        (b) Thereafter, Telesystem shall, and shall cause each of its Affiliates to, use its best efforts to cause its nominees to the Board to vote for the nomination of the number of directors that the Investor is entitled to appoint as provided in Section 5.01(a) of the Subscription Agreement, as candidates for the election to the Board.

        (c) Telesystem shall, and shall cause each of its Affiliates to, vote all of its Common Shares in favour of the election of the Investor's nominees to the Board, provided such vote does not cause Telesystem to be in default of its obligations under the Common Shareholders Agreement; provided, however, if such vote would cause Telesystem to be in default under the Common Shareholders Agreement, then Telesystem shall use its best efforts to obtain the approval of the other parties to the Common Shareholders Agreement to waive the default and if despite its best efforts it is not successful in obtaining such waiver shall designate at least one of the designees of the Investor as a Telesystem designee to the Board.

        (d) No designee to the Board by Investor shall be removed from the Board (except removal for cause under applicable law) without the written consent of the Investor. Upon written request from the Investor, Telesystem shall use its best efforts to cause its nominees to the Board to vote for the removal of any director designated by the Investor and for the appointment of his replacement.

        (e) The Investor shall vote all of its Common Shares in favour of the election of Telesystem's nominees to the Board, provided such vote does not cause the Investor to be in default of its obligations under the Common Shareholders Agreement.

4.      APPOINTMENT TO THE CORPORATE GOVERNANCE COMMITTEE.

        Telesystem shall use its best efforts to cause its nominees to the Board to vote for the appointment of one of the Investor's Board nominees as a member of the Corporate Governance Committee of the Company (a) at the meeting of the directors to be held immediately after the annual meeting of shareholders on May 10, 2000 as provided in Section 5.02 of the Subscription Agreement and (b) at each annual meeting of the Board subsequent to the meeting on May 10, 2000.

5.      RIGHTS OF FIRST OFFER AND FIRST REFUSAL

        (a) (i) If Telesystem or Investissement T.E.L. Inc. or Telesystem Ltd., the parent company of Telesystem (collectively, the "Seller") desires to enter into a transaction or series of transactions, related or unrelated, the effect of which, directly or indirectly, results in a Change of Control of any Seller (including the sale of a Subsidiary substantially all of the assets of which are the Shares), then the Seller shall first offer (the "Offer") the opportunity to Investor (or its



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designees) to complete the transaction on the same terms and conditions in accordance with the procedures for rights of first offer set forth in Section 5(b) hereof.

               (ii) In the event such proposed Transfer by Seller shall arise as a result of a Bid to Seller which Seller intends to accept, the Seller shall first offer the opportunity to the Investor (or its designee) to complete the transaction on the same terms and conditions in accordance with the procedures for rights of first refusal set forth in Section 5(c) hereof.

        (b) (i) The Seller shall give written notice (a "Sales Notice") to the Investor that the Seller desires to effect such a transaction (a "Sale") and setting forth the terms and conditions it desires for such Sale (the "Sales Price").

               (ii) The receipt of the Sales Notice by the Investor shall constitute an Offer by the Seller to make such Sale to the Investor (or its designees) for cash at the Sales Price. The Investor shall have ten (10) business days (the "Offer Period") in which to give a written notice (an "Acceptance") to the Seller, which written notice shall state the Investor's (or its designees') acceptance of the Offer.

               (iii) If the Investor (or its designees) shall fail to deliver an Acceptance to the Seller before the expiration of the Offer Period, it shall be deemed to have elected not to accept the Offer.

               (iv) An Acceptance shall be a binding obligation of the Investor (or its designees) to complete the Sale and the Seller shall be under a binding obligation to complete the Sale, pursuant to the Acceptance within ninety (90) to one hundred fifty (150) calendar days from the date on which the Investor (or its designees) transmits its Acceptance to the Seller (the "Sale Closing Period"); provided, however, that if the Sale is subject to any prior regulatory approval, consent, waiver, notice or like requirement ("Regulatory Approvals"), and at the end of the Sale Closing Period the Regulatory Approvals have not become final and non-appealable then, provided that the Investor (or its designees) shall promptly make any necessary filings or applications for, and diligently pursue, the satisfaction of such Regulatory Approvals, the parties will negotiate in good faith a reasonable extension of the Sale Closing Period.

               (v) At the closing of any Sale, the Seller shall deliver to the Investor (or its designees), against receipt of the purchase price therefor by cash or certified or bank cashier's check, the certificate or certificates representing the shares subject to the Sale, properly endorsed for transfer, with all necessary transfer and documentary stamps affixed, and in a form such that upon presentation to the issuer of such shares, the shares represented thereby may be registered in the name of the Investor (or its designees).

               (vi) If the Sale is not completed in the Sale Closing Period, the Seller will have the right to offer to complete the transaction with a third party under terms and conditions that are not more favorable than those offered to Investor in which case the Seller must again make an offer to the Investor but pursuant to Section 5(c) hereof.

        (c) Procedure for Rights of First Refusal.



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               (i) If at any time Seller receives an offer from a third party to consummate a Sale (a "Bid") which the Seller intends to accept, prior to making any Sale, the Seller shall give written notice (the "Bid Notice") to the Investor, accompanied by a copy of such Bid.

               (ii) The receipt of the Bid Notice by the Investor shall constitute an irrevocable offer of the Seller to make the Sale to the Investor (or its designees) on the terms and conditions and at the price specified in the Bid Notice (including the exact form and type of consideration offered in the Bid). Upon receipt of the Bid Notice, the Investor (or its designees) shall have an Offer Period of ten (10) business days in which to deliver an Acceptance to the Seller, which written Acceptance shall state Investor's (or its designees') intention to complete the Sale on the terms set forth in the Bid Notice.

               (iii) If Investor (or its designees) shall fail to deliver an Acceptance to the Seller before the expiration of the Offer Period, it shall be deemed to have elected not to exercise its right of first refusal.

               (iv) An Acceptance shall be a binding obligation of the Investor (or its designees) to complete the Sale and the Seller shall be under a binding obligation to complete the Sale, pursuant to the Acceptance, within a Sale Closing Period of the later of (y) thirty (30) calendar days after delivery of its Acceptance, or (z) the date set by the third party for consummation of the purchase under the Bid; provided, however, that if the Sale is subject to any prior Regulatory Approvals, and at the end of the Sale Closing Period the Regulatory Approvals have not become final and non-appealable then, provided that the Investor (or its designees) shall promptly make any necessary filings or applications for, and diligently pursue, the satisfaction of such Regulatory Approvals, the parties will negotiate in good faith a reasonable extension of the Sale Closing Period.

               (v) At the closing of any Sale the Seller shall deliver to the Investor (or its designees) against receipt of the purchase price therefor by cash or certified or bank cashier's check, in respect of the cash portion of such purchase price and such other relevant instruments or securities as are required to comprise the consideration offered in the Bid, the certificate or certificates representing the shares which are the subject of the Sale, properly endorsed for transfer, with all necessary transfer and documentary stamps affixed, and in a form such that upon presentation to the issuer of such shares, the shares represented thereby may be registered in the name of the Investor (or its designees).

               (vi) If the consideration specified in the Bid is all cash, the Investor (or its designees) must pay all cash in any purchase pursuant to this
Section 5(c). In the event that the consideration specified in the Bid is other than all-cash consideration, the following shall apply: (A) if the non-cash consideration consists either of part cash and part obligations of the maker of the Bid (either totally unsecured or secured either by the assets which are the subject of the Sale or by other security which the Investor (or its designees) could reasonably supply) or solely obligations of the maker of the Bid, the Investor (or its designees) may consummate the Sale pursuant to this Section 5(c) by delivering the same combination of cash and its own obligations to the Seller upon the same terms and conditions and with the same security as the obligations specified in the Bid; or (B) if the non-cash consideration consists of items which do not fall within



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the ambit of the immediately preceding clause (A), the Investor (or its designees) may consummate the Sale pursuant to this Section 5(c) by electing either (x) to pay all cash in an amount equal to the present value of the consideration specified in the Bid, such value to be agreed upon by the Seller and the Investor (or its designees), or (y) to complete the Sale on the same terms and conditions as those contained in the Bid (substituting the obligations of the Investor (or its designees) for the maker of the Bid as required and making any other adjustments thereto required by the circumstances as the Seller and the Investor (or its designees) shall agree to). In the event that the Seller and the Investor (or its designees) cannot agree as to a matter specified in clause (B) of the immediately preceding sentence within 15 days after the Investor (or its designees) delivers the Acceptance to the Seller, each of the Seller and the Investor (or its designees) shall designate as an arbitrator a Person experienced in finance and business, and such two arbitrators shall designate a third arbitrator (or if the first two arbitrators cannot agree upon a third arbitrator within ten days, such third arbitrator shall be chosen by the American Arbitration Association). The designation of arbitrators hereunder shall automatically delay the due date for payment of the purchase price for the Sale pursuant to Section 5(c) hereof until ten days after the conclusion of such arbitration. Such arbitrators shall be directed to promptly conduct, at the expense of the Seller and the Investor (or its designees) an arbitration to determine by majority vote the matter in dispute. Such arbitrators shall be directed to give notice of their determination within 30 days after the appointment of the third arbitrator, and the decision reached in such notice of determination as to the matter in dispute shall be final, binding and conclusive upon the Seller and the Investor (or its designees) for all purposes hereof.

        (d) Termination of Rights of First Offer and First Refusal. The Investor's rights of first offer and first refusal given in this Section 5 shall be terminated whenever in a transaction or series of transactions, related or unrelated, the Investor Transfers (other than to an Affiliate) 50% or more of the amount of Shares it owns as of the Closing.

6.      ADDITIONAL NOTICE BY TELESYSTEM.

        Prior to Telesystem's Transfer or offer to Transfer any Shares to which the Common Shareholders Agreement provides any right of first offer, right of first refusal or piggyback rights, Telesystem will give the Investor written notice of such proposed transaction sufficiently in advance to enable the Investor to convert any Class A Shares that it holds into Common Shares so as to preserve the Investor's full pro rata rights to participate in or take advantage of such proposed transaction as a holder of Common Shares under the Common Shareholders Agreement.

7.      TAG ALONG RIGHT.

        (a) If at any time after the date of this Agreement Telesystem wishes to Transfer, in one transaction or a series of transactions, related or unrelated, directly or indirectly including the sale of a Subsidiary substantially all of the assets of which are the Shares, other than by a sale of Shares on the Toronto Stock Exchange or NASDAQ, an amount of Common Shares that would result in Telesystem's Percentage Ownership being less than 50% of the Company's outstanding Common Shares (the "Threshold Percentage") (or a Threshold Percentage of 45% if Telesystem's Percentage Ownership of the Company's outstanding Common Shares previously has fallen below



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50% as a result of the Investor's conversion of Class A Shares into Common
Shares), Telesystem shall notify the Investor, in writing, of such proposed Transfer and its terms and conditions. Within fifteen (15) business days after the date that such notice is delivered to the Investor, the Investor shall notify Telesystem if it elects to participate in such Transfer (which notice shall be irrevocable). The Investor, if it so notifies Telesystem, shall have the right to sell up to the same percentage of its Shares as Telesystem wishes to Transfer to the transferee. Telesystem shall cause the transferee to purchase at the same time as the purchase from Telesystem all the Shares elected to be Transferred by the Investor in accordance with the foregoing on the same terms and conditions per share as are obtained by Telesystem and as were specified in Telesystem's notice to the Investor pursuant to this Section 7(a), except for the Common Shares of the Investor which are purchased by other holders of Common Shares pursuant to the right of first refusal under the Common Shareholders Agreement.

        (b) Telesystem and the Investor each agree to make full disclosure to the other concerning the details of any relationship and dealings it may have with the proposed transferee in any transaction to which this Section 7 applies. Telesystem shall keep the Investor advised in writing of, and consult on a timely basis with the Investor concerning, any transfer it may propose to make with respect to which the tag along rights under this Section 7 may apply.

8.      ISSUANCE OF COMPANY SECURITIES.

        (a) If at any time after the date hereof, the Company proposes to issue equity securities of any kind for which the Company has agreed to give preemptive rights to the Investor as provided in Section 6.03 of the Subscription Agreement, then Telesystem shall, and shall cause each of its Affiliates to, use its best efforts to cause its nominees to the Board to vote in favor of a resolution enabling the Investor to exercise its preemptive rights to acquire such securities.

        (b) The election by the Investor not to exercise its purchase rights under this Section 8 in any one instance shall not affect its rights as to any subsequent proposed issuance.

        (c) Telesystem will not take any action or fail to take any action the effect of which would be to cause or permit any Subsidiary of the Company to issue any equity securities (except for issuances of stock dividends or in connection with a merger, amalgamation, reclassification or other reorganization resulting in no reduction in the Company's direct or indirect equity interest in such Subsidiary), unless in such issuance the Investor is given preemptive rights comparable to those set forth in this Section 8.

9.      ADDITIONAL COVENANTS.

        (a) Amendment of Articles of Incorporation. Telesystem covenants and agrees with the Investor that at the next annual meeting of shareholders of the Company to be held on May 10, 2000, it will cause, and will cause each of its Affiliates to, vote all of its Shares in favour of the approval and adoption of an amendment to the Articles of Incorporation of the Company, which amendment
(i) shall only permit conversion of Class A Shares into Common Shares if such conversion would not cause a violation of any foreign ownership restriction under the Communications Act and (ii) shall permit a holder of Common Shares, at any time or from time to



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time, to convert, or reconvert, any Common Shares that it owns into Class A
Shares so long as such conversion or reconversion is made solely for the purpose of preventing the Company from violating any foreign ownership restrictions under the Communications Act. Telesystem covenants and agrees with the Investor that it will use its best efforts to cause such amendment to be adopted and approved at such annual meeting.

        (b) Amendment of Common Shareholders Agreement. Telesystem covenants and agrees with the Investor that it will, and it will cause each of its Affiliates to, use its best efforts to cause the Common Shareholders Agreement to be amended so that the Investor will receive the full benefit of the Common Shareholders Agreement, treating all Class A Shares owned by the Investor as Common Shares for all purposes of the Common Shareholders Agreement, including its proportionate right to designate directors, its preemptive rights, rights of first offer and rights of first refusal. In this regard, Telesystem covenants and agrees with the Investor that it will, and it will cause each of its Affiliates to, use its best efforts to cause each of the other parties to the Common Shareholders Agreement to execute such amendment. If such an amendment is executed by all the parties to the Common Shareholders Agreement, the provisions of Sections 3, 6, 8 and 12(e)(ii) hereof shall terminate and be of no further force or effect.

10.     REPRESENTATIONS AND WARRANTIES.

        (a) Representations and Warranties of Telesystem. Telesystem represents and warrants to the Investor, which representations and warranties shall survive the execution and delivery of this Agreement and the consummation of the transactions herein contemplated, as follows:

               (i) Due Organization. Telesystem is a corporation duly incorporated, validly existing and in good standing under the Canada Business Corporation Act and has all corporate powers and authority required to carry on its business as now conducted, and to own, operate and lease its property.

               (ii) Power and Authority; No Violation. Telesystem has full power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement and all transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Telesystem and this Agreement constitutes a legal, valid and binding obligation of Telesystem enforceable in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby by Telesystem will, with or without the giving of notice or the passage of time, or both, (A) conflict with, result in a default or loss of rights (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any Lien, pursuant to (x) any provision of the articles of incorporation, by-laws, stockholders agreements or other constituent documents of Telesystem or any Telesystem Subsidiary; (y) any material note, bond, indenture, mortgage, deed of trust, contract, agreement, lease or other instrument or obligation to which Telesystem or any Telesystem Subsidiary is a party or by which Telesystem or the property of Telesystem may be bound or affected; or (z) any



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law, order, judgment, ordinance, rule, regulation or decree to which Telesystem or any Telesystem Subsidiary is a party or by which Telesystem or the property of Telesystem is bound or affected; or (ii) give rise to any right of first refusal or similar right with respect to any interest, or any properties or assets, of Telesystem or any Telesystem Subsidiary.

               (iii) Governmental Authorization. Except as set forth on Exhibit 11(a)(iii) hereto, the execution, delivery and performance by Telesystem of this Agreement require no action by or in respect of, or filing with, any governmental body.

               (iv) Litigation. There is no claim, legal action, counterclaim, suit, arbitration, governmental investigation or other administrative or tax proceeding (or any basis therefor) or any order, decree or judgment, in progress or pending against, or, to the knowledge of threatened against or affecting, Telesystem or any Telesystem Subsidiary or any of their respective properties before any court or arbitrator or before or by any other governmental body, that, individually or in the aggregate, could be reasonably expected to have a material adverse effect on this Agreement or on the transactions contemplated hereby.

               (v) Truth and Correctness. No representation or warranty by Telesystem in this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which such statements are made, not misleading.

        (b) Representations and Warranties of the Investor. The Investor represents and warrants to the Investor, which representations and warranties shall survive the execution and delivery of this Agreement and the consummation of the transactions herein contemplated, as follows:

               (i) Due Organization. The Investor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Washington and has all corporate powers and authority required to carry on its business as now conducted, and to own, operate and lease its property.

               (ii) Power and Authority; No Violation. The Investor has full power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement and all transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Investor and this Agreement constitutes a legal, valid and binding obligation of the Investor enforceable in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally. Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby by the Investor will, with or without the giving of notice or the passage of time, or both, (A) conflict with, result in a default or loss of rights (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any Lien, pursuant to (x) any provision of the articles of incorporation, by-laws, stockholders agreements or other constituent documents of the Investor or any Investor Subsidiary; (y) any material note, bond, indenture, mortgage, deed of trust, contract, agreement, lease or other instrument or obligation to which the Investor or any Investor Subsidiary is a party or by which the Investor or the property of the Investor may be bound or affected; or (z) any law, order, judgment, ordinance, rule, regulation or decree to which or any Investor Subsidiary is a party or by which the Investor or the property of the Investor is bound or affected; or (ii) give rise to any right of first refusal or similar right with respect to any interest, or any properties or assets, of the Investor or any Investor Subsidiary.

               (iii) Governmental Authorization. Except as set forth on Exhibit 11(a)(iii) hereto, the execution, delivery and performance by the Investor of this Agreement require no action by or in respect of, or filing with, any governmental body.

               (iv) Litigation. There is no claim, legal action, counterclaim, suit, arbitration, governmental investigation or other administrative or tax proceeding (or any basis therefor) or any order, decree or judgment, in progress or pending against, or, to the knowledge of threatened against or affecting, the Investor or any Investor Subsidiary or any of their respective properties before any court or arbitrator or before or by any other governmental body, that, individually or in the aggregate, could be reasonably expected to have a material adverse effect on this Agreement or on the transactions contemplated hereby.

               (v) Truth and Correctness. No representation or warranty by the Investor in this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which such statements are made, not misleading.

11.     FURTHER ASSURANCES OF TELESYSTEM.

        Telesystem agrees that it will not take, or directly or indirectly cause or permit any other person to take, any action that would impair or adversely affect any of Investor's rights under the Subscription Agreement and this Agreement, including the Investor's Preemptive Rights.

12.     MISCELLANEOUS.

        (a) Waiver; Amendments. Except as expressly provided otherwise herein, neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by each of the Investor and Telesystem.

        (b) Recapitalization, Exchanges, Etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to shares or other securities of the Company that may be issued to any Shareholder in respect of, in exchange for, or in substitution of the Shares.

        (c) Specific Performance. Each of the parties hereto acknowledges and agrees that, in the event of any breach of this Agreement, the non-breaching parties would be irreparably harmed and could not be made whole by monetary damages. Accordingly, each of the parties hereto agrees that the other parties, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement pursuant to Section 14(k)(x).

        (d) Notices. All notices, requests, demands and other communications hereunder shall be in writing and, except to the extent otherwise expressly provided in this Agreement, shall be deemed to have been duly given if delivered by same day or next day courier (guaranteed delivery) or mailed, registered mail, return receipt requested, or transmitted by facsimile to a Shareholder, at such Shareholder's address appearing below or at any other address such Shareholder may have provided in writing to the other Shareholder. If a notice hereunder is transmitted by confirmed fax so as to arrive during normal business hours during a Business Day at the place of receipt, then such notice shall be deemed to have been given on such Business Day at the place of receipt or, if so transmitted to arrive after normal business hours during a Business Day at the place of receipt, then such notice shall be deemed to have been given on the following Business Day at the place of receipt. If such notice is sent by next-day courier it shall be deemed to have been given on the next Business Day at the place of receipt following sending and, if by mail, on the fifth Business Day at the place of receipt following sending.

The Investor:

VoiceStream Wireless Corporation
3650 131 Avenue SE
Bellevue, Washington 98006
U.S.A.
Attention: Alan R. Bender

Tel: (425) 586-8014
Fax: (425) 586-8080

With a copy (which shall not constitute notice) to:

Friedman Kaplan & Seiler LLP
875 Third Avenue
New York, New York 10022-6225
U.S.A.
Attention: Barry A. Adelman

Tel: (212) 833-1100
Fax: (212) 355-6401

Telesystem:

Telesystem Enterprises (T.E.L.) Ltd.
1000, de la Gauchetiere Street West
25th Floor
Montreal, Quebec H3B 4W5
Canada
Attention: Michel Cordeau, Esq.

Tel: (514) 397-9797
Fax: (514) 397-0089

        (e)    Successors and Assigns.

               (i) Except as otherwise provided herein, this Agreement shall inure to the benefit of, and be binding upon, the successors and assigns of each of the parties; provided, however, that this Agreement may not be assigned by any party hereto other than in compliance with the terms hereof, including the restrictions on transfers of Shares as set forth herein.

               (ii) If at any time in a single transaction or series of transactions, Telesystem Transfers, directly or indirectly including the sale of control of a Subsidiary substantially all of the assets of which are Telesystem's Shares, 50% or more of the Shares that its owns at the Closing, to any Person or group of related Persons, Telesystem shall require such Person or group of Related Persons to agree to be bound by all of the provisions of this Agreement that are binding on Telesystem. This shall be required whether or not the Investor has exercised any of its rights of first offer, rights of first refusal, or tag along rights with regard to any such Transfer.

        (f) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

        (g) Entire Agreement. This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior understandings among such parties with respect to such subject matter.

        (h) Applicable Law. The validity of this Agreement, its construction, interpretation and enforcement, and the rights of the parties hereunder, shall be determined under, governed by and construed in accordance with the internal laws of the Province of Quebec without regard to its conflicts of laws principles. Each party hereto agrees that, subject to Section 14(k) hereof, any suit, action or other proceeding arising out of this Agreement shall be brought and litigated in the courts of the Province of Quebec and each party hereto hereby irrevocably consents to personal jurisdiction and venue in any such court and hereby waives any claim it may have that such court is an inconvenient forum for the purposes of any such suit, action or other proceeding.

        (i) Section Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

        (j) Arbitration. Any and all disputes, controversies or claims (each a "Dispute") between the Shareholders relating to the interpretation or enforcement or performance of this Agreement (other than under Section 5(c)(vi) hereof disputes under which shall be resolved as set forth therein) shall be resolved by binding arbitration in accordance with the rules of the American Arbitration Association, subject to the following provisions:

               (i) There shall be three arbitrators (the "Arbitrators"). Each party shall appoint one arbitrator within thirty (30) days after giving or receiving notice of the submission of a Dispute to arbitration. The two arbitrators appointed by the parties shall appoint the third arbitrator. If a party does not appoint an arbitrator within such designated period, or if the two appointed arbitrators fail to appoint a third arbitrator within thirty (30) days after their appointment, the relevant appointment shall be made by the American Arbitration Association.

               (ii) The expenses of the arbitration shall be borne equally by the Investor, on the one hand, and Telesystem, on the other hand, and each party shall bear its own legal fees and expenses; provided, however, that the Arbitrators shall have discretion to require that one party pay all or a portion of the expenses of arbitration or the other party's legal fees and expenses in connection with any particular arbitration.

               (iii) The Arbitrators shall determine whether and to what extent any party shall be entitled to damages or equitable relief. No party shall be entitled to punitive damages or consequential damages or shall be required to post a bond in connection with equitable relief.

               (iv) The Arbitrators shall not have the power to add to nor modify any of the terms or conditions of this Agreement. The Arbitrators' decision shall not go beyond what is necessary for the interpretation and application of the provisions of this Agreement in respect of the issue before the Arbitrators. The Arbitrators' decision and award or permitted remedy, if any, shall be based upon the issue as drafted and submitted by the respective parties and the relevant and competent evidence adduced at the hearing(s).
               (v) The Arbitrators shall have the authority to award any remedy or relief provided for in this Agreement, in addition to any other remedy or relief (including provisional remedies and relief) that a court of competent jurisdiction could order or grant (but subject to the remedial limitations elsewhere set forth in this Agreement, including the aforesaid prohibition against punitive and consequential damages), including specific performance of the terms of this Agreement and/or injunctive relief against any violation thereof. The Arbitrators' written decision shall be rendered within sixty (60) days of the hearing. The decision reached by the Arbitrators shall be final and binding upon the parties as to the matter in dispute. To the extent that the relief or remedy granted by the Arbitrators is relief or remedy on which a court could enter judgement, a judgement upon the award rendered by the Arbitrators may be entered in any court of competent jurisdiction (unless in the case of an award of damages, the full amount of the award is paid within ten (10) days of its determination by the Arbitrators). Otherwise, the award shall be binding on the parties in connection with their continuing performance of this Agreement and in any subsequent arbitral or judicial proceeding between the parties.

               (vi) The arbitration shall take place in Montreal, unless otherwise agreed by the parties, and shall be conducted in the English language.

               (vii) The arbitration proceeding and all filings, testimony, documents and information relating to or presented during the arbitration proceeding shall be disclosed exclusively for the purpose of facilitating the arbitration process and for no other purpose.

               (viii) The parties shall continue performing their respective obligations under this Agreement notwithstanding the existence of a Dispute while the Dispute is being resolved unless and until such obligations are terminated, expire or are suspended in accordance with the provisions hereof.

               (ix) The Arbitrators may, in their sole discretion, order a pre-hearing exchange of information including production of documents, exchange of summaries of testimony or exchange of statements of position, and shall schedule promptly all discovery and other procedural steps and otherwise assume case management initiative and control to effect an efficient and expeditious resolution of the Dispute. At any oral hearing of evidence in connection with an arbitration proceeding, each party and its counsel shall have the right to examine its witnesses and to cross-examine the witnesses of the other party. No testimony of any witness shall be presented in written form unless the opposing party or parties shall have the opportunity to cross-examine such witness, except as the parties otherwise agree in writing.

               (x) Notwithstanding the dispute resolution procedures contained in this Section 14(k), either party may apply to any court of competent jurisdiction (a) to enforce this Agreement to arbitrate, (b) to seek provisional injunctive relief so as to maintain the status quo until the arbitration award is rendered or the Dispute is otherwise resolved, or (c) to challenge or vacate any final judgment, award or decision of the Arbitrators that does not comport with the express provisions of this Section 13(k). No party shall be required to post a bond in connection with equitable relief sought from any court.

        (k) Investor's Exercise of Rights to Comply with Communications Act. If the Investor determines to exercise a right of first refusal, right of first offer, or preemptive rights as provided by this Agreement, the Investor shall do so in compliance with the Communications Act, and Telesystem shall fully cooperate, and shall take all actions reasonably necessary (whether in the capacity of a stockholder, director or member of a board committee of the Company or otherwise, and including attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings) to cause the Company to cooperate, to enable the Investor to exercise such rights in compliance with the Communications Act.

        (l) Failure to Pursue Remedies. The failure of any party to seek redress for violation of, or to insist upon the strict performance of, any provision of this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

        (m) Cumulative Remedies. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies except as otherwise expressly provided in this Agreement. Such rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

        (n) Severability. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

        (o) Language. Les parties ont expressement requis que ce contrat soit redige en langue anglaise. The parties have expressly requested that this Agreement be written in the English language.

        IN WITNESS WHEREOF, the parties hereto have executed this Shareholders Agreement of Microcell Telecommunications, Inc. as of the date first above written.


                                    VOICESTREAM WIRELESS CORPORATION
                                    [OR AFFILIATE]




                                    ---------------------------------------
                                    Name:
                                    Title:



                                    TELESYSTEM ENTERPRISES (T.E.L.) LTD.




                                    ---------------------------------------
                                    Name:
                                    Title:



                                      -18-